EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Standard Management Corporation
Indianapolis, Indiana
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 14, 2006, relating to the consolidated financial statements and schedule of Standard Management Corporation which is incorporated by reference in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Chicago, Illinois
September 25, 2006